Exhibit 99.1

STONEMOR INC. REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

BENSALEM, PA – March 30, 2022 – StoneMor Inc. (NYSE: STON) (“StoneMor” or the “Company”), a leading owner and operator of cemeteries and funeral homes, today reported operating and financial results for the fourth quarter and year ended December 31, 2021. Investors are encouraged to read the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 when it is filed with the Securities and Exchange Commission (the “SEC”), which will contain additional details, and will be posted at www.stonemor.com.

FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL PERFORMANCE

•
Revenues for the fourth quarter were $79.3 million compared to $74.9 million in in the fourth quarter in the prior year. Full year revenues were $322.8 million compared to $279.5 million in the prior year period.
•
Cemetery segment operating income for the fourth quarter was $3.4 million compared to $10.9 million in the fourth quarter in the prior year, representing a decrease of $7.5 million. Full year cemetery segment operating income was $43.8 million compared to $35.0 million in the prior year period, representing an increase of $8.8 million.
•
Funeral home segment operating loss for the fourth quarter was $0.1 million compared to operating income of $1.5 million in the fourth quarter of the prior year, representing a decrease of $1.6 million. Full year funeral home segment operating income was $3.7 million compared to $5.0 million in the prior year period, representing a decrease of $1.4 million.
•
Corporate overhead expense increased to $10.9 million in the fourth quarter compared to $9.0 million in the fourth quarter of the prior year. Full year corporate overhead expense increased to $39.9 million compared to $36.0 million in the prior year period.
•
Fourth quarter operating loss was $8.2 million compared to operating income of $3.4 million in the fourth quarter of the prior year. Full year operating income was $3.8 million, compared to $3.3 million in the prior year period.
•
Fourth quarter net loss from continuing operations was $10.8 million compared to $5.7 million in the fourth quarter of the prior year. Full year net loss from continuing operations was $57.0 million compared to $37.3 million in the prior year period. Full year 2021 net loss from continuing operations included a loss on debt extinguishment of $40.1 million.
•
Fourth quarter adjusted EBITDA was $6.6 million compared to $28.4 million in the fourth quarter of the prior year. Full year adjusted EBITDA was $105.2 million compared to $74.9 million in the prior year period. Fourth quarter and Full Year 2021 adjusted EBITDA included a one-time approximately $15 million net adjustment for realized trust losses.

Joe Redling, StoneMor’s President and Chief Executive Officer said, “2021 was a remarkable year for our team, as we continued to weather the impacts of COVID-19, while executing at a high-level in the continued implementation of our strategies and initiatives. We continued to grow our sales and revenues, with top-line revenue growth of 15.5% for the year ended December 31, 2021 compared to the year ended December 31, 2020 and we have driven a $30.3 million improvement in our adjusted EBITDA year-over-year.”

LIQUIDITY UPDATE

As of December 31, 2021, the Company had $100.3 million of cash, including $16.4 million of restricted cash, and $390.2 million of total debt.

“During 2021, we exceeded our previously announced guidance target related to organic growth in our trust assets, while achieving 98.4% of our unlevered free cash flow target,” said Jeff DiGiovanni, StoneMor’s Senior Vice President and Chief Financial Officer. “During the fourth quarter of 2021, we accelerated our strategy of reinvesting into our existing locations in an attempt to improve their quality and drive future revenue opportunities. That acceleration included $6.3 million of capital expenditure spend in the fourth quarter alone. We were in a position to accelerate this spend because of the prior success of our transformation plan and the hard-work of every member of the StoneMor team.”

Redling added, “We are focused on the next phase of our transformation strategy – a commitment to strategic growth. During the first quarter of 2022, we completed three separate acquisitions, including 4 new cemeteries and 3 new funeral homes located in Virginia, Florida and West Virginia for a total purchase price of $18 million. We continue to seek out additional opportunities that can deliver high quality operations at accretive multiples.”

CONFERENCE CALL INFORMATION

StoneMor will conduct a conference call to discuss this news release today, March 30, 2022 at 4:30 p.m. Eastern Time. The conference call can be accessed by calling (888) 383-1618. No reservation number is necessary; however, due to the on-going pandemic, it is advised that interested parties access the call-in number 5 to 10 minutes prior to the scheduled start time to avoid delays. StoneMor will also host a live webcast of this conference call. Investors may access the live webcast via the Investors page of the StoneMor website www.stonemor.com under Events & Presentations.

About StoneMor Inc.

StoneMor Inc., headquartered in Bensalem, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 304 cemeteries and 72 funeral homes in 24 states and Puerto Rico. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc. please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

CONTACT

Investor Relations

StoneMor Inc.

(215) 826-4438

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding continued implementation of the Company’s transformation including the Company’s pursuit of additional acquisition opportunities, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,”

“continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with current business and economic disruptions resulting from the ongoing coronavirus pandemic, including the effect of government regulations issued in connection therewith, its ability to identify, and negotiate acceptable agreements with, sellers of additional properties, uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections and service its debt, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including adjusted EBITDA, Field EBITDA and unlevered free cash flow, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. All business results presented in this release are not prepared in accordance with Article 11 of Regulation S-X.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The Compensation, Nominating and Governance Committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results and facilitate an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as an alternative to net income, earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below (in thousands):

EBITDA AND ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss from continuing operations	$(10,753)	$(5,677)	$(56,957)	$(37,341)
Income tax benefit	(6,718)	(1,522)	(18,370)	(4,855)
Interest expense	9,268	10,585	38,974	45,537
Depreciation and amortization	1,964	2,277	8,082	9,152
Non-cash stock compensation	511	401	2,036	1,481
Loss on debt extinguishment	—	—	40,128	—
Loss on sale of business and other impairments	17	—	2,307	—
Other losses (gains), net	480	(129)	1,016	(129)
Inventory impairment	1,850	—	1,850	—
Cost of lots sold	1,205	1,450	6,351	5,796
EBITDA	(2,176)	7,385	25,417	19,641
Change in deferred revenues	10,252	22,373	87,770	61,611
Change in deferred selling and obtaining costs	(1,519)	(1,402)	(8,005)	(6,376)
Adjusted EBITDA	$6,557	$28,356	$105,182	$74,876

FIELD EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
EBITDA	$(2,176)	$7,385	$25,417	$19,641
Corporate overhead	10,873	8,956	39,930	35,975
Less: non-cash stock compensation	511	401	2,036	1,481
Field EBITDA	$8,186	$15,940	$63,311	$54,135

UNLEVERED CASH PROVIDED BY OPERATING ACTIVITIES AND UNLEVERED FREE CASH FLOW

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$(7,801)	$(2,425)	$2,626	$1,360
Cash interest payments	17,480	8,851	48,739	29,212
Unlevered cash provided by operating activities	9,679	6,426	51,365	30,572
Less: cash paid for capital expenditures	6,320	1,576	11,995	6,360
Unlevered free cash flow	$3,359	$4,850	$39,370	$24,212

STONEMOR INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share data)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$83,882	$39,244
Restricted cash	16,415	20,846
Accounts receivable, net of allowance	62,220	57,869
Prepaid expenses	6,971	5,290
Assets held for sale	—	28,575
Other current assets	11,459	16,884
Total current assets	180,947	168,708

Long-term accounts receivable, net of allowance	72,309	75,301
Cemetery property	296,758	299,526
Property and equipment, net of accumulated depreciation	82,610	83,496
Merchandise trusts, restricted, at fair value	567,853	501,453
Perpetual care trusts, restricted, at fair value	339,138	312,228
Deferred selling and obtaining costs	124,023	116,900
Deferred tax assets	21	9
Intangible assets, net	54,023	55,094
Other assets	23,462	22,248
Total assets	$1,741,144	$1,634,963

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$44,704	$51,718
Liabilities held for sale	—	23,406
Accrued interest	4,344	95
Current portion, long-term debt	762	317
Total current liabilities	49,810	75,536

Long-term debt, net of deferred financing costs	389,401	320,715
Deferred revenues	1,056,260	949,164
Deferred tax liabilities	10,878	29,652
Perpetual care trust corpus	339,138	312,228
Other long-term liabilities	41,399	40,081
Total liabilities	1,886,886	1,727,376
Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 118,290,600 and 117,871,141 shares issued and outstanding, respectively	1,182	1,178
Paid-in capital in excess of par value	(83,286)	(85,232)
Accumulated deficit	(63,638)	(8,359)
Total stockholders' equity	(145,742)	(92,413)
Total liabilities and stockholders' equity	$1,741,144	$1,634,963

STONEMOR INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Cemetery:
Interments	$20,355	$16,311	$85,734	$67,853
Merchandise	17,091	15,682	68,095	60,600
Services	18,095	18,045	70,314	65,701
Investment and other	13,487	14,168	54,807	43,732
Funeral home:
Merchandise	5,407	5,536	22,949	21,637
Services	4,818	5,164	20,943	20,016
Total revenues	79,253	74,906	322,842	279,539
Costs and Expenses:
Cost of goods sold	17,104	11,812	51,746	40,119
Cemetery expense	20,927	18,279	76,464	68,654
Selling expense	15,528	12,292	58,962	49,668
General and administrative expense	10,641	9,298	42,018	37,970
Corporate overhead	10,873	8,956	39,930	35,975
Depreciation and amortization	1,964	2,277	8,082	9,152
Funeral home expenses:
Merchandise	1,478	1,602	6,285	5,872
Services	5,271	4,398	19,283	18,078
Other	3,173	2,735	12,974	10,839
Total costs and expenses	86,959	71,649	315,744	276,327

Loss on sale of business and other impairments	(17)	—	(2,307)	—
Other (losses) gains, net	(480)	129	(1,016)	129
Operating (loss) income	(8,203)	3,386	3,775	3,341
Interest expense	(9,268)	(10,585)	(38,974)	(45,537)
Loss on debt extinguishment	—	—	(40,128)	—
Loss from continuing operations before income taxes	(17,471)	(7,199)	(75,327)	(42,196)
Income tax benefit	6,718	1,522	18,370	4,855
Net loss from continuing operations	(10,753)	(5,677)	(56,957)	(37,341)
Discontinued operations:
Income from operations of discontinued businesses	332	86	1,678	28,982
Income tax expense	—	—	—	—
Net income from discontinued operations	332	86	1,678	28,982
Net loss	$(10,421)	$(5,591)	$(55,279)	$(8,359)

Net loss from continuing operations per common share (basic)	$(0.09)	$(0.05)	$(0.48)	$(0.35)
Net income from discontinued operations per common share (basic)	0.00	0.00	0.01	0.27
Net loss per common share (basic)	$(0.09)	$(0.05)	$(0.47)	$(0.08)

Net loss from continuing operations per common share (diluted)	$(0.09)	$(0.05)	$(0.48)	$(0.35)
Net income from discontinued operations per common share (diluted)	0.00	0.00	0.01	0.27
Net loss per common share (diluted)	$(0.09)	$(0.05)	$(0.47)	$(0.08)

Weighted average number of common shares outstanding - basic	118,123	117,862	117,998	106,991
Weighted average number of common shares outstanding - diluted	118,123	117,955	117,998	106,991

STONEMOR INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Year Ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(55,279)	$(8,359)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	6,351	5,796
Depreciation and amortization	8,122	9,395
Provision for bad debt	6,354	6,275
Non-cash compensation expense	2,036	1,481
Loss on debt extinguishment	40,128	—
Non-cash interest expense	4,341	17,884
Loss (gain) on sale of businesses	1,486	(29,429)
Other losses (gains), net	1,016	(129)
Changes in assets and liabilities:
Payment of paid-in-kind interest	(18,440)	—
Accounts receivable, net of allowance	(17,529)	(20,453)
Merchandise trust fund	(36,992)	(25,988)
Other assets	1,070	1,675
Deferred selling and obtaining costs	(8,005)	(6,376)
Deferred revenues	87,770	61,611
Deferred taxes, net	(18,786)	(4,888)
Payables and other liabilities	(1,017)	(7,135)
Net cash provided by operating activities	2,626	1,360
Cash Flows From Investing Activities:
Cash paid for capital expenditures	(11,995)	(6,360)
Proceeds from divestitures	6,979	57,343
Net cash (used in) provided by investing activities	(5,016)	50,983
Cash Flows From Financing Activities:
Proceeds from issuance of Series A Preferred Stock - related party	—	8,800
Proceeds from issuance of Common Stock - related party	—	8,200
Proceeds from borrowings	406,235	3,672
Repayments of debt	(332,203)	(63,915)
Principal payment on finance leases	(1,401)	(1,561)
Early redemption premium	(18,478)	—
Cost of financing activities	(11,470)	(4,170)
Shares repurchased related to share-based compensation	(86)	(46)
Net cash provided by (used in) financing activities	42,597	(49,020)
Net increase in cash, cash equivalents and restricted cash	40,207	3,323
Cash, cash equivalents and restricted cash—Beginning of period	60,090	56,767
Cash, cash equivalents and restricted cash—End of period	$100,297	$60,090
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$48,739	$29,212
Cash paid during the period for income taxes	2,908	1,154
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,917	$3,187
Operating cash flows from finance leases	337	421
Financing cash flows from finance leases	1,401	1,561
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$3,425	$467
Right-of-use assets obtained in exchange for new finance lease liabilities	334	62
Accrued paid-in-kind interest on 2024 Notes	—	10,572